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                                                                   EXHIBIT 10.15

                                   CONOCO INC.

                   SALARY DEFERRAL & SAVINGS RESTORATION PLAN


I.       PURPOSE

         The purpose of the Salary Deferral & Savings Restoration Plan (Plan) is to provide an eligible employee with the opportunity to defer, until termination of employment, receipt of salary that, because of compensation limits imposed by law, is ineligible to be considered in calculating benefits within the Company's tax-qualified defined contribution plans and thereby recover benefits lost because of that restriction.

II.      ADMINISTRATION

         The administration of this Plan is vested in the Employee Benefit Plans Board (EBPB). The EBPB may adopt such rules as it may deem necessary for the proper administration of the Plan, and may appoint such persons or groups as may be judged necessary to assist in the administration of the Plan. The EBPB's decision in all matters involving the interpretation and application of this Plan shall be final. The EBPB shall have the discretionary right to determine eligibility for benefits hereunder and to construe the terms and conditions of this Plan.

III.     ELIGIBILITY

         An employee of the Company who is participating in the Company's tax-qualified defined contribution plans and whose annual base compensation exceeds the amount prescribed in Internal Revenue Code
         Section 401(a)(17) shall be eligible to participate in this Plan (hereinafter "Participant").

         For purposes of this Plan, the term "Company" means Conoco Inc., any wholly-owned subsidiary or part thereof and any joint venture or partnership in which Conoco Inc. has an ownership interest, provided that such entity (1) adopts this Plan with the approval of Conoco Inc. and (2) agrees to make the necessary financial commitment in respect of any of its employees who become Participants in this Plan.

         Participation in this Plan is entirely voluntary.

IV.      PARTICIPANT ACCOUNTS

         A.       PARTICIPANT CONTRIBUTIONS

                  A Participant may elect to defer receipt of a percentage of annual base compensation in excess of the amount prescribed in Internal Revenue Code Section 401(a)(17), and have the dollar equivalent of the deferral percentage credited to a Participant Account under this Plan. The deferral percentage elected under this Plan shall not exceed that allowed in the tax-qualified defined contribution plans of the Company in which (s)he participates. Except as
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                  provided below, such deferral election will be made prior to the beginning of each calendar year and will be irrevocable for that calendar year.

                  For purposes of a Participant's first year of participation in this Plan, the compensation deferral election must be made no later than 30 days prior to the first day of the month for which compensation is deferred and will be irrevocable for the remainder of that calendar year.

         B.       COMPANY CONTRIBUTIONS

                  To the extent that a Participant makes a deferral election under the terms of subparagraph (A) above, the Company will credit to that Participant's Account in this Plan an amount equivalent to the Company matching contribution that would be provided to that Participant under the terms of the Company's tax-qualified defined contribution plans in which (s)he is participating.

         C.       EARNINGS EQUIVALENTS

                  Credits for Participant Contributions and Company Contributions shall be treated as having been invested in one or more of the investment options available in the Company's tax-qualified defined contribution plans in which (s)he is participating. Additional credit (or debit) amounts will be posted to the Participant's Account in this Plan based on the performance of those investment options.

                  The Participant shall have the right to:

                  1. Designate which investment options are to be used in valuing his/her Account under this Plan, subject to the rules governing investment direction in the Company's tax-qualified defined contribution plan in which (s)he is participating; and/or

                  2. Change the designated investment options used in valuing his/her Account under this Plan, subject to the rules governing investment direction and/or transfers among funds in the Company's tax-qualified defined contribution plans in which (s)he is participating.

         D.       CREDITS TO ACCOUNTS

                  1. Participant Contributions, Company Contributions and Earnings Equivalents shall be credited (or debited) to the Participant's Account under this Plan as unfunded book entries stated as cash balances, and will not be payable to Participants until such time as employment with the Company terminates. The cash balances in Participant Accounts shall be unfunded general obligations of the Company, and no Participant shall have any claim to or security interest in any asset of the Company on account thereof.
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                  2.       For each employee of Conoco Inc. who was
                           participating in the DuPont Salary Deferral & Savings Restoration Plan (DuPont Plan) immediately prior to January 1, 1999, an amount equivalent to Participant Contributions, Company Contributions and Earnings Equivalents under the DuPont Plan credited (or debited) to the Participant's Account under the DuPont Plan shall be credited to the Participant's Account under this Plan as unfunded book entries stated as cash balances, and will not be payable to Participants until such time as employment with the Company terminates. The cash balances in Participant Accounts shall be unfunded general obligations of the Company and no Participant shall have any claim to or security interest in any asset of the Company on account thereof.

V.       VESTING

         Participant Contributions and Company Contributions and Earnings Equivalents shall be vested at the time such amounts are credited to the Participant's Account.

VI.      PAYMENT OF BENEFITS

         Amounts payable under this Plan shall be delivered in a cash lump sum as soon as practicable after termination of employment unless the Participant irrevocably elects under rules prescribed by the EBPB to receive payments in a series of annual installments. All payments under this Plan shall be made by, and all expenses of administering this Plan shall be borne by, the Company.

VII.     RIGHT TO MODIFY

         The Company reserves the right to change or discontinue this Plan in its discretion by action of the Board of Directors or its delegee.